Exhibit 99.1

Press Release

F.N.B. Corporation Schedules Third Quarter 2011

Earnings Report and Conference Call

Hermitage, PA – October 3, 2011 – F.N.B. Corporation (NYSE: FNB) today announced that it will issue a press release highlighting the Company’s financial results for the third quarter of 2011 after the market close on Wednesday, October 19, 2011. Management will host its quarterly conference call to discuss the Company’s financial results on Thursday, October 20, 2011 at 8:00 AM EDT.

Callers wishing to participate can access the call by dialing (888) 364-3105 or (719) 325-2192 for international callers; the confirmation number is 4796847. The call may also be listened to live via Webcast through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com. Access to the listen-only Webcast will begin approximately 15 minutes prior to the start of the call.

A replay of the call will be available from 11:00 AM EDT on the day of the call until midnight EDT on Thursday, October 27, 2011. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 4796847. A transcript of the call will be posted to the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.9 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

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Analysts & Institutional Investor Contact

Cynthia Christopher

christoc@fnb-corp.com

724-983-3429

724-815-3926 (cell)

Media Contact

Jennifer Reel

reel@fnb-corp.com

724-983-4856

724-699-6389 (cell)